Exhibit 5.1

May 3, 2024

Dominion Energy, Inc.

120 Tredegar Street

Richmond, Virginia 23219

Ladies and Gentlemen:

We have acted as special counsel to Dominion Energy, Inc., a Virginia corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3 (File No. 333-269879) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of certain securities, including the Company’s common stock (without par value) and (ii) the offer and sale of up to $1,800,000,000 of shares of the Company’s common stock (the “Shares”) as described in the Company’s Prospectus, dated February 21, 2023 (the “Prospectus”) and Prospectus Supplement, dated May 3, 2024 (the “Prospectus Supplement”). The Registration Statement became effective on February 21, 2023. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

The Shares are being issued and sold from time to time in accordance with (i) ten separate Sales Agency Agreements, each dated May 3, 2024 (the “Sales Agreements”), between the Company and Barclays Capital Inc., as sales agent and forward seller, and Barclays Bank PLC, as forward purchaser; BMO Capital Markets Corp., as sales agent and forward seller, and Bank of Montreal, as forward purchaser; Citigroup Global Markets Inc., as sales agent and forward seller, and Citibank, N.A., as forward purchaser; Goldman Sachs & Co. LLC, as sales agent, forward seller and forward purchaser; J.P. Morgan Securities LLC, as sales agent and forward seller, and JPMorgan Chase Bank, National Association, as forward purchaser; Mizuho Securities USA LLC, as sales agent and forward seller, and Mizuho Markets Americas LLC, as forward purchaser; RBC Capital Markets, LLC, as sales agent and forward seller, and Royal Bank of Canada, as forward purchaser; Scotia Capital (USA) Inc., as sales agent and forward seller, and The Bank of Nova Scotia, as forward purchaser; Truist Securities, Inc., as sales agent and forward seller, and Truist Bank, as forward purchaser; and Wells Fargo Securities, LLC, as sales agent and forward seller, and Wells Fargo Bank, National Association, as forward purchaser, and (ii) in the case of forward sale transactions, one or more letter agreements to be entered into between the Company and the applicable forward purchaser (each, a “Forward Sale Agreement”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement or the Sales Agreements.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement;

(b) the Prospectus;

(c) the Prospectus Supplement;

(d) the Sales Agreements; and

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(e) a form of Forward Sale Agreement.

In addition, we have examined and relied upon the following:

(i) a certificate from the assistant corporate secretary of the Company certifying as to (A) true and correct copies of the articles of incorporation and bylaws of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company effective January 27, 2023 authorizing the filing of the Registration Statement and regarding the amount of securities authorized to be issued under the Registration Statement and the resolutions of a senior officer of the Company effective May 3, 2024 (collectively, the “Authorizing Resolutions”) relating to the offer and sale of the Shares under the Sales Agreements and any Forward Sale Agreement, as applicable;

(ii) a certificate dated May 3, 2024 issued by the State Corporation Commission of the Commonwealth of Virginia attesting to the corporate status and good standing of the Company in the Commonwealth of Virginia; and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the law of the Commonwealth of Virginia.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters.

(b) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c) Documents Binding on Certain Parties. The Sales Agreements and the documents required or permitted to be delivered or entered into thereunder, including any Forward Sale Agreement, are valid and binding obligations enforceable against the parties thereto in accordance with their terms.

(d) No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the offer and sale of the Shares as contemplated by the Registration Statement, Prospectus and the Prospectus Supplement. There are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Sales Agreements.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is a validly existing corporation under the laws of the Commonwealth of Virginia and is in good standing under such laws.

2. Power and Authority. The Company has the corporate power and authority to issue the Shares.

3. Validity. When (i) the Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus, the Prospectus Supplement, the Sales Agreements and any Forward Sale Agreement, as applicable, (ii) the Company has received the consideration provided for in the Sales Agreements or any Forward Sale Agreement, as applicable, (iii) such consideration per share is not less than the amount specified in the Authorizing Resolutions and (iv) certificates in the form required under the laws of the Commonwealth of Virginia representing the Shares are duly executed, countersigned, registered and delivered, if such Shares are certificated, or, if such Shares are not certificated, book-entry notations in the form required under the laws of the Commonwealth of Virginia have been duly made in the share register of the Company, such Shares will be validly issued, fully paid and non-assessable.

Qualification and Limitation Applicable to Our Opinions

The opinions set forth above are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the date hereof. Headings in this opinion letter are intended for convenience or for reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K and the incorporation of this opinion by reference in the Registration Statement and to references to us under the heading “Legal Matters” in the Registration Statement and in the Prospectus Supplement relating to the Shares. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

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